Exhibit 10.13

EXECUTION VERSION

LIMITED LIABILITY COMPANY AGREEMENT

OF

CCT FUNDING LLC

Dated and effective as of August 22, 2011

LIMITED LIABILITY COMPANY AGREEMENT

CCT FUNDING LLC

a Delaware Limited Liability Company

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of CCT Funding LLC, a Delaware limited liability company (the “Company”), is dated and effective as of August 22, 2011, by CORPORATE CAPITAL TRUST, INC., a Maryland corporation, in its capacity as sole member of the Company (the “Initial Member”) and as the designated manager (the “Designated Manager”), and Donald Puglisi, as the independent manager (the “Independent Manager”).

WHEREAS, the Initial Member has caused to be filed a Certificate of Formation with the Secretary of State of the State of Delaware to form the Company under and pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as amended from time to time (the “LLC Act”) and this Agreement;

WHEREAS, in accordance with the LLC Act, the Initial Member desires to enter into this Agreement to form the Company and set forth the rights, powers and interests of the Members with respect to the Company and the Membership Interests therein and to provide for the management of the business and operations of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Initial Member, the Designated Manager and the Independent Manager, intending to be legally bound, agree as follows:

ARTICLE 1

GENERAL PROVISIONS

Section 1.1. Definitions; Interpretation.

(a) Unless defined in this Section 1.1(a) or otherwise specified or defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, dated as of August 22, 2011 (the “Credit Agreement”), by and among the Company, as the borrower, the lenders from time to time party thereto and Deutsche Bank AG, New York Branch as the administrative agent.

“Accounting Period” means any period that begins on the date hereof or at the opening of business on the day following the end of a previous Accounting Period and ends at the close of business on the earlier of the next Adjustment Date, the end of a Fiscal Year and the date on which the Company is dissolved.

“Adjustment Date” means (i) each day immediately prior to the day on which an additional Member is admitted to the Company as a Member and (ii) any other date reasonably believed by the Designated Manager to be appropriate so as to properly reflect the economic relationship among the Members.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Affiliate” means, with respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer, employee or general partner (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) of this sentence. For the purposes of this definition, control of a Person means the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days have elapsed after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, and such proceeding has not been dismissed, or if 90 days have elapsed after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the LLC Act.

“Book Value” means, with respect to any Company asset as of any date, such Company asset’s adjusted basis for Federal income tax purposes as of such date, except as follows: (i) on each Adjustment Date, the Book Value of each Company asset shall be adjusted to equal its Value on such Adjustment Date; and (ii) if the Book Value of a Company asset has been determined under clause (i) above, such Book Value shall thereafter be adjusted by the depreciation, cost recovery and amortization attributable to such Company asset assuming that the adjusted basis of such Company asset was equal to its Book Value determined under the methodology described in Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

“Capital Account” means with respect to each Member the account established and maintained for such Member on the books of the Company in compliance with Treasury Regulation Sections 1.704-1(b)(2)(iv) and 1.704-2. Subject to the preceding sentence, each Member’s Capital Account balance shall initially equal the amount of cash and/or Value of property contributed by such Member, which initial Capital Account balance is set forth opposite such Member’s name under the heading “Initial Capital Account Balance” on Schedule A hereto. Throughout the term of the Company, each Capital Account will be (i) increased by the amount of (A) income and gains allocated to such Capital Account pursuant to Article 3 and (B) any cash and/or Value of property subsequently contributed to such Capital Account, and (ii) decreased by the amount of (A) losses and deductions allocated to such Capital Account pursuant to Article 3 and (B) cash and the Value of any other property distributed or transferred from such Capital Account.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on July 15, 2011, as amended and restated from time to time.

“Code” has the meaning set forth in Section 3.1 hereof.

“Company” has the meaning set forth in the first paragraph hereof.

“Designated Manager” means the Manager designated as such by the Majority Members from time to time or as provided in Section 6.1 hereof for any period in which no such designation has been made. The initial Designated Manager is Corporate Capital Trust, Inc., a Maryland corporation, which has filed an election to be treated as a business development company under the Investment Company Act.

“Fiscal Year” means the taxable year utilized by the Company for federal income tax reporting purposes, which shall be the calendar year (or a period of less than the full calendar year in the case of the Company’s formation or termination), unless a different period is required by law.

“Independent Manager” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, manager, member, stockholder, partner or officer of the Company, the Initial Member or any of their respective Affiliates (other than his or her service as an independent manager of the Company, an independent director of the Initial Member or an independent director or manager of any of its Affiliates), (ii) a significant customer or supplier of the Company, the Initial Member or any of their respective Affiliates, (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Company, the Initial Member or any Affiliate of the Company, the Initial Member or (iv) any member of the immediate family of a Person described in clause (i), (ii) or (iii); provided that an independent manager may serve in similar capacities for other special purpose entities established from time to time by Affiliates of the Company and the Initial Member, (B) has at least five (5) years of experience as being an independent manager or director, (C) is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Lord Securities Corporation, Puglisi & Associates or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by the Administrative Agent, that is not an Affiliate of the Company and that provides professional Independent Managers and other corporate services in the ordinary course of its business and (D) who initially shall be Donald Puglisi.

“Initial Member” has the meaning set forth in the first paragraph hereof.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“LLC Act” has the meaning set forth in the second paragraph hereof.

“Majority Members” means Members having Percentage Interests aggregating more than 50% of the aggregate Percentage Interests in the Company.

“Manager” has the meaning set forth in Section 6.1(a).

“Material Action” has the meaning set forth in Section 1.8.

“Member” means the Initial Member, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided that the term “Member” shall not include any Special Member.

“Membership Interest” has the meaning set forth in Section 5.1(a).

“Membership Interests Transfer Certificate” means a transfer certificate acceptable to the Designated Manager executed by the proposed transferee of a Membership Interest and delivered to the Designated Manager in accordance with Section 5.4(b) hereof.

“Net Income” and “Net Loss”, respectively, for any period means the income or loss of the Company for such period as determined in accordance with the method of accounting followed by the Company for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Company which are described in Code Section 705(a)(2)(B); provided that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Members (and not for tax purposes), (i) any income, gain, loss or deduction attributable to the taxable disposition of any Company asset shall be computed as if the adjusted basis of such Company asset on the date of such disposition equaled its Book Value as of such date, (ii) if any Company asset is distributed in-kind to a Member, the difference between its Value and its Book Value at the time of such distribution shall be treated as gain or loss, (iii) any depreciation, cost recovery and amortization as to any Company asset shall be computed by assuming that the adjusted basis of such Company asset equaled its book value determined under the methodology described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3) and (iv) as to any Company asset held by the Company on an Adjustment Date the difference between such Company asset’s Book Value on such Adjustment Date and its Book Value immediately prior to such Adjustment Date shall be treated as gain or loss, as appropriate; provided, further, that any item (computed with the adjustments in the preceding proviso) allocated under Section 3.3 shall be excluded from the computation of Net Income and Net Loss.

“Non-Qualified Person” means a person who is not a Qualified Person.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Credit Agreement and the other Transaction Documents.

“Percentage Interest” with respect to each Member, as of any time of determination, means a fraction, expressed as a percentage, the numerator of which is the Capital Account balance of such Member, and the denominator of which is the aggregate Capital Account balances of all Members.

“Person” means any individual, corporation, estate, partnership, business or statutory trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Qualified Person” means a Person who is (i) either a qualified institutional buyer as defined in Rule 144A under the Securities Act or a Person (other than any rating organization rating the Collateral Loans) involved in the organization or operation of the Company or an affiliate, as defined in Rule 405 under the Securities Act, of such Person and (ii) a Qualified Purchaser.

“Qualified Purchaser” means a Person who qualifies as a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act or as a “knowledgeable employee” as defined in Rule 3c-5 under the Investment Company Act.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Special Member” has the meaning set forth in Section 4.2(b) hereof.

“Transaction Documents” mean, collectively, the Credit Agreement, the Note, the Security Agreement, the Custodial Agreement, the Asset Contribution Agreement, dated as of August 22, 2011, by and between the Company and Corporate Capital Trust, Inc. (the “Asset Contribution Agreement”), and the Management Agreement and all documents and certificates contemplated thereby or delivered in connection therewith.

“Value” of any non-cash capital contribution made by a Member to the Company or of any asset of the Company, as the case may be, as of any date, means the fair market value of such asset as determined by the Designated Manager in good faith. Any determination of the Value or of the fair market value of any such non-cash capital contribution or of any such asset of the Company made in good faith by the Designated Manager shall be binding on the Members for all purposes of this Agreement.

(b) Unless a contrary intention appears in this Agreement:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable in the context of a particular Transaction Document, only if such successors and assigns are permitted thereunder;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) reference to any agreement (including this Agreement or any Transaction Document), document or instrument means such agreement, document or instrument, together with all schedules, exhibits and annexes thereto, in each case as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement or the other Transaction Documents;

(vi) reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect including those constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vii) the words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(viii) Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and

(ix) the term “including” shall mean “including without limitation.”

Section 1.2. Name. The name of the Company is “CCT Funding LLC”. The name of the Company may be changed from time to time by the Designated Manager and the filing of an appropriate amendment to the certificate of formation of the Company with the Secretary of State of the State of Delaware as required by the LLC Act.

Section 1.3. Registered Agent and Office; Other Offices; Filings and Qualifications.

(a) The registered agent and registered office of the Company in the State of Delaware is Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Designated Manager may change the registered agent and registered office of the Company from time to time to another registered agent and registered office in the State of Delaware.

(b) The Company’s principal office is located at 450 S. Orange Avenue, Orlando, Florida 32801. The Company may move its principal office, and may have other offices, at any place or places within or outside the State of Delaware as determined from time to time by the Designated Manager, subject to compliance by the Company with the applicable requirements of the Credit Agreement.

Section 1.4. Term. The Company was formed and commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware. The Company shall have a perpetual term until dissolved as provided herein. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the LLC Act.

Section 1.5. Purpose; Powers.

(a) The purpose to be conducted or promoted by the Company is to engage in the following activities:

(i) to acquire, own, hold, sell, transfer, service, foreclose on, exercise rights or remedies under, syndicate, invest in, convey, safekeep, dispose of, pledge, assign, secure, borrow money against, finance, refinance or otherwise deal with, from time to time, publicly or privately and whether with unrelated third parties or with affiliated entities, the Contributed Assets (as defined in the Asset Contribution Agreement);

(ii) to purchase (or otherwise acquire by way of capital contribution or otherwise), hold, manage and dispose of the Fund Investments (as defined in the Credit Agreement);

(iii) to acquire financing secured by the Fund Investments pursuant to a Credit Agreement, dated as of August 22, 2011 (as amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the lenders from time to time party thereto and Deutsche Bank AG, New York branch (the “Administrative Agent”);

(iv) to pledge its assets to the Administrative Agent for the benefit of the Lenders as provided for in the Transaction Documents;

(v) to enter into and consummate the transactions contemplated by the Asset Contribution Agreement with the Initial Member, whereby the Company will from time to time receive certain Contributed Assets and undertake other related actions;

(vi) to enter into, execute, deliver, perform its obligations under, and from time to time amend the Transaction Documents to which the Company is a party and to exercise its rights and remedies thereunder;

(vii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes (including the entering into of referral, management, servicing and administration agreements).

(b) The Company, by or through the Designated Manager on behalf of the Company, may enter into, perform and from time to time amend (except as otherwise expressly required in this Agreement or in the Transaction Documents), the Transaction Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Designated Manager to enter into other agreements on behalf of the Company in accordance with this Agreement.

Section 1.6. Limited Liability Company Agreement; Certificate of Formation. This Agreement shall constitute a “limited liability company agreement” within the meaning of the LLC Act. Linda A. Scarcelli, as an “authorized person” within the meaning of the LLC Act, has caused a certificate of formation of the Company to be executed and filed in the office of the Secretary of State of the State of Delaware on July 15, 2011 (such execution and filing being hereby ratified and approved in all respects). Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and the Designated Manager thereupon became a designated “authorized person” and shall continue as a designated “authorized person” within the meaning of the LLC Act. The Designated Manager on behalf of the Company shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company’s operations so require.

Section 1.7. Separate Existence. Except for financial reporting purposes (to the extent consolidated reports including the Company are required by generally accepted accounting principles) and for federal income tax purposes if required by the Code and regulations thereunder, and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, the Members and the Managers shall take all steps necessary to continue the identity of the Company as a separate legal entity and to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Members, Affiliates of the Members or any other Person, and that the Company is not a division of any of the Members, Affiliates of the Company or any other Person. In that regard and notwithstanding any other provision of this Agreement, so long as any Obligations are outstanding, except as otherwise permitted under the Transaction Documents, the Company shall not:

(a) engage in any business activity other than the activities permitted pursuant to Section 1.5 hereof;

(b) acquire or own any material assets other than the Contributed Assets (as defined in the Asset Contribution Agreement) and assets permitted to be owned by the Company pursuant to the Transaction Documents, and incidental property as may be necessary for the operation of the Company;

(c) sell Contributed Assets;

(d) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation or change its legal structure, merge into or consolidate with any Person or to the fullest extent permitted by law, dissolve, terminate or liquidate in whole or in part or sell all or substantially all of its assets;

(e) except as permitted by the Transaction Documents, own any subsidiary or make any investment in any Person;

(f) commingle its assets with the assets of any of its Affiliates, or of any other Person;

(g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Obligations, except for trade payables in the ordinary course of its business which are paid when due;

(h) fail to pay its debts and liabilities from its assets as the same shall become due; provided, however, that the foregoing shall not require the Member to make any additional capital contributions to the Company;

(i) fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(j) enter into any contract or agreement with any Affiliate, except upon terms and conditions that are commercially reasonable (including limited recourse and non-petition provisions) and intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unrelated third parties;

(k) to the fullest extent permitted by law, seek its dissolution or winding up in whole or in part;

(l) fail to correct any known misunderstandings regarding the separate identity of the Company and the Initial Member or any Affiliate thereof or any other Person;

(m) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person or have any of its obligations guaranteed by an Affiliate;

(n) make any loan or advances to any third party (other than pursuant to any Revolving Loan or Delayed Drawdown Loan), or hold evidence of indebtedness issued by any other Person (other than the Contributed Assets (as defined in the Asset Contribution Agreement) and the other assets or securities permitted to be owned or redeemed by the Company under the Transaction Documents);

(o) make any loan or advances to any Affiliate, or hold evidence of indebtedness issued by any Affiliate or acquire securities issued by any of its Affiliates, members, partners or shareholders;

(p) fail to file its own separate tax return, if any, or file a consolidated federal income tax return with any other Person, except as may be required by the Code and regulations, or fail to pay all taxes which it owes;

(q) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any of its Affiliates);

(r) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require the Member to make any additional capital contributions to the Company;

(s) except as may be required by the Code and regulations thereunder, hold itself out as or be considered as a department or division of any of its Affiliates or of any other Person;

(t) fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, provided that the Company may be consolidated for accounting purposes with another Person (and will be so consolidated with the Initial Member) in accordance with U.S. generally accepted accounting principles and, when so consolidated, will note on its consolidated financial statements that the Company’s assets are not available to satisfy claims of creditors of such consolidating Person;

(u) fail to pay its own liabilities and expenses only out of its own funds; provided, however, that the foregoing shall not require the Member to make any additional capital contributions to the Company;

(v) fail to pay the salaries of its own employees, if any, in light of its contemplated business operations; provided, however, that the foregoing shall not require the Member to make any additional capital contributions to the Company;

(w) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(x) fail to use separate stationery, invoices and checks bearing its own name;

(y) pledge or permit the pledge of its assets for the benefit of any other Person, other than as permitted or required under the Transaction Documents;

(z) fail to observe applicable Delaware limited liability company formalities or fail to comply with this Agreement;

(aa) have any obligation to indemnify, and shall not indemnify, its Managers or Members unless such obligation is fully subordinated to the Obligations outstanding and shall not constitute a claim against the Company in the event that its cash flow is insufficient to pay the Obligations outstanding;

(bb) fail at any time to have at least one (1) Independent Manager; or

(cc) breach any of its obligations set forth in Section 1.8 hereof.

Failure of the Company, or any Member or Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of a Member or a Manager.

Section 1.8. Limitation on Certain Activities. Notwithstanding any other provisions of this Agreement, so long as any Obligations are outstanding, neither the Member, the Designated Manager nor any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of each Member and the prior unanimous written consent of all of the Managers, including the Independent Manager take any Material Action; provided that the Managers may not vote on or authorize the taking of any action set forth in clause (a) through (d) hereunder (any such action, a “Material Action”), unless there is at least one (1) Independent Manager then serving in such capacity:

(a) engage in any business or activity other than those set forth in Section 1.5 of this Agreement or amend, alter, change or repeal Sections 1.5, 1.7, 1.8, 4.2(b), 6.1(b) or 10.1 of this Agreement;

(b) to the fullest extent permitted by applicable law, dissolve or liquidate, in whole or in part, legally consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, except in any such case as permitted or required under the Transaction Documents;

(c) institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any Company action in furtherance of any such action; and

(d) authorize the amendment of this Agreement to: (A) provide for the removal and/or substitution of any Special Member and/or of any Independent Manager, as the case may be, provided for hereunder unless a new Special Member and/or Independent Manager, as applicable, is appointed and accepts such appointment; (B) enlarge or alter the permitted business purposes of the Company as provided in Section 1.5 of this Agreement; or (C) permit or cause the Company to take any action set forth in Section 1.8(c).

To the fullest extent permitted by applicable law, including Section 18-1101(c) of the LLC Act and notwithstanding any duty otherwise existing at law or equity, the duty of each Manager, including the Independent Manager, in respect of any decision on any matter referred to in this Section 1.8 shall be owed solely to the Company (including its creditors).

Section 1.9. No State Law Partnership. Other than for tax purposes as provided herein and if applicable, no provisions of this Agreement shall be deemed or construed to constitute a partnership (including a limited partnership) or joint venture, or any Member a partner or joint venturer of or with any other Member, Manager or the Company, for any purposes.

Section 1.10. Limitation on Liability. Except as otherwise provided by the LLC Act and except as otherwise characterized for tax and financial reporting purposes, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or a Manager of the Company.

ARTICLE 2

CAPITAL; EQUITY ACCOUNT

Section 2.1. Initial Capital. The initial capital of the Company shall be the sum of cash and the Value of other property contributed to the Company by the Initial Member (the “Capital Contribution”) in the amount set out opposite the name of the Initial Member on Schedule A hereto, as amended from time to time and incorporated herein by this reference.

Section 2.2. Additional Capital Contributions. No Member shall be required to make any additional capital contributions to the Company. However, any Member may make additional capital contributions to the Company in cash or in other property at any time. To the extent that a Member makes an additional capital contribution to the Company, (i) if the capital contribution includes property other than cash and if the Company is not then a disregarded entity, the Designated Manager shall determine the Value thereof as of the date of such capital contributions and (ii) the Designated Manager shall revise Schedule A of this Agreement. The provisions of this Agreement, including this Section 2.2, are intended solely to benefit the Members and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. Each capital contribution will be reflected by the Designated Manager in the appropriate books and records of the Company.

ARTICLE 3

ALLOCATIONS; BOOKS

Section 3.1. Status of the Company. The Company shall comply with the applicable provisions of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute (the “Code”) and the applicable Treasury Regulations thereunder in the manner necessary to effect the intention of the parties that the Company be treated, for federal income tax purposes, (i) so long as it has a single Member, as a disregarded entity that is not separate from such Member and (ii) as long as it has more than a single Member, as a partnership pursuant to Treasury Regulations Sections 301.7701-1 et seq. and that the Company be accorded such treatment until its dissolution pursuant to Article 8 hereof and shall take all actions, and shall refrain from taking any action, required by the Code or Treasury Regulations thereunder in order to maintain such status of the Company.

Section 3.2. Allocations of Net Income and Net Loss.

(a) As long as the Company has a single Member it will be taxed as a disregarded entity for federal income tax purposes under Section 301.7701-3(b)(1) of the Treasury Regulations and all Net Income and Net Loss of the Company shall be taken into account by its sole Member.

(b) If the Company has more than one Member and is taxed as a partnership, the Company’s Net Income and Net Loss for any Accounting Period shall be allocated to the Members in proportion to their Percentage Interests.

Section 3.3. Other Allocation Provisions.

(a) The Members intend that the allocations pursuant to Section 3.2 be equivalent to allocations that have or are deemed to have “substantial economic effect” within the meaning of Treasury Regulations Sections 1.704-1(b) and 1.704-2, and the Designated Manager shall make such allocations pursuant to this Section 3.3 as it believes are reasonably necessary to meet the requirements of such regulations, including without limitation the allocations required by the minimum gain provisions, allocation of partner nonrecourse deductions and partnership nonrecourse deductions and the qualified income offset provisions of such Regulations.

(b) Except to the extent otherwise required by the Code and Treasury Regulations, if one or more Membership Interests in the Company is transferred in any Accounting Period, the items of income, gain, loss, deduction and credit allocable to such Membership Interests for such Accounting Period shall be apportioned between the transferor and the transferee in proportion to the number of days in such Accounting Period such Membership Interests are held by each of the them, except, that if they agree between themselves and so notify the Company within 30 days after the transfer, then at their option and expense, (i) all items or (ii) extraordinary items, may be allocated to the Person that held such Membership Interests on the date such items were realized or incurred by the Company.

Section 3.4. Allocations of Taxable Income and Loss. The income, gains, losses, deduction and credits of the Company for any fiscal year shall be allocated to the Members in the same manner Net Income and Net Loss were allocated to the Members for all Accounting Periods ending with or within such fiscal year pursuant to Sections 3.2 and 3.3; provided that solely for Federal, state and local income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to any Company asset properly carried on the Company’s books at a value other than the tax basis of such Company asset shall be allocated in a manner determined in the discretion of the Designated Manager, so as to take into account (consistently with Code Section 704(c) principles) the difference between such Company asset’s book basis and its tax basis.

Section 3.5. Withholding. The Company shall comply with withholding requirements under Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be, at the option of the Tax Matters Partner, either a distribution to or a demand loan by the Company to that Member in the amount of the withholding. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount was deemed to be a demand loan, the Company may, at its option, (a) at any time require the Member to repay such loan in cash or (b) at any time reduce any subsequent distributions by the amount of such loan. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

Section 3.6. Books of Account. At all times during the continuance of the Company, the Company shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with generally accepted accounting principles, using the Fiscal Year. In addition, the Company shall keep all records required to be kept pursuant to the LLC Act.

Section 3.7. Access to Accounting Records. All books and records of the Company shall be maintained at any office of the Company or at the Company’s principal place of business, and the Members, and their duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times.

Section 3.8. Annual Tax Information. The Designated Manager shall cause the Company to deliver to each Member all information necessary for the preparation of such Member’s federal income tax return.

Section 3.9. Tax Matters Partner. For purposes of Code Section 6231(a)(7), if the Company is taxed as a partnership, the “Tax Matters Partner” shall be the Member owning the largest Percentage Interest in the Company. The Tax Matters Partner is specifically directed and authorized to take whatever steps may be necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations. The Tax Matters Partner shall communicate and negotiate with the Internal Revenue Service on any federal tax matter on behalf of the Members and the Company.

ARTICLE 4

MEMBERS

Section 4.1. Powers. The Member was admitted to the Company as a member of the Company upon its execution of a counterparty signature page to this Agreement. Except as otherwise expressly set forth in this Agreement, the Members (in their capacities as such) shall have no right or power to, and shall not take part in, the management of the Company. The Members (in their capacities as such) in no event shall have the power to sign for or bind the Company.

The Majority Members shall have the power to select and remove any Manager as provided in Article 6 and any and all officers (if any), agents and employees (if any) of the Company, prescribe such powers and duties for them as may be consistent with the LLC Act, any other applicable law and this Agreement, and fix their compensation, but shall not require from them security for faithful service.

Section 4.2. Initial Member; Special Member.

(a) The Initial Member of the Company is Corporate Capital Trust, Inc., a Maryland corporation.

(b) At any time when there is only one Member of the Company and an event occurs that causes such Member to cease to be a Member of the Company (other than upon continuation of the Company without dissolution upon an assignment by such Member of all of its limited liability company interest in the Company and the admission of a transferee pursuant to Sections 5.4 and 5.5), the Independent Manager shall continue to serve as the Independent Manager and, in addition, without any action of any Person and simultaneously with such Member ceasing to be a member of the Company, shall automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to this Agreement; provided, that the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets (and the parties intend that no Special Member be treated as a member of the Company for federal income tax purposes). Pursuant to Section 18-301 of the LLC Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the LLC Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the Person acting as Independent Manager pursuant to this Agreement shall execute a counterpart to this Agreement. Prior to his or her admission to the Company as Special Member, the Person acting as Independent Manager pursuant to this Agreement shall not be a member of the Company. A “Special Member” means, upon such Person’s admission to the Company as a member of the Company pursuant to this Section 4.2(b), a Person acting as Independent Manager, in such Person’s capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement. For purposes of this Agreement, a Special Member is not included within the defined term “Member.”

Section 4.3. Other Ventures. Notwithstanding any duty otherwise existing at law or in equity, it is expressly agreed that the Members, the Special Members, the Managers and any Affiliates, officers, directors, managers, stockholders, partners or employees thereof, may engage in other business ventures of any nature and description, whether or not in competition with the Company, independently or with others, and the Company shall not have any rights in and to any independent venture or activity or the income or profits derived therefrom.

Section 4.4. Actions by the Members. All actions of the Members may be taken by written consent of the Members (which shall be signed on behalf of each Member which is an entity by an authorized officer, general partner or manager of each such Member) which is filed with the records of the Company.

ARTICLE 5

MEMBERSHIP INTERESTS

Section 5.1. General; Qualifications for Membership.

(a) “Membership Interest” means the limited liability company interest of a Member in the Company. A Membership Interest constitutes personal property and, subject to Section 5.4, shall be freely transferable and assignable in whole but not in part upon registration of such transfer and assignment on the books of the Company in accordance with the procedures established for such purpose by this Agreement. No Membership Interest shall be held by a Non-Qualified Person. Any Member who becomes aware that such Member is a Non-Qualified Person shall promptly notify the Designated Manager who may, in its sole discretion, cause the resignation of such Member and the sale of its Membership Interest in accordance with Sections 5.4 and 5.5. If it comes to the attention of the Designated Manager that any member is a Non-Qualified Person, the Designated Manager may require the resignation of such Member and the sale of its Membership Interest in accordance with Sections 5.4 and 5.5.

(b) The Company may issue additional Membership Interests (or any other interest in the Company that may be considered equity for federal income tax purposes), in its sole discretion, so long as the issuance does not result in (i) a termination of the Company’s status either as a disregarded entity or as a partnership that is not a publicly traded partnership for tax purposes, or (ii) such Membership Interest (or interest therein) being acquired or owned by any Person that is classified for U.S. federal income tax purposes as a disregarded entity (unless the beneficial owner for U.S. federal income tax purposes of the disregarded entity is a corporation, other than a subchapter S corporation, or is otherwise taxable as a corporation), partnership, subchapter S corporation or grantor trust unless such Person obtains an opinion of counsel that such issuance will not cause the Company to be treated as a publicly traded partnership taxable as a corporation.

Section 5.2. Distributions. The Members shall be entitled to receive, out of the assets of the Company legally available therefor, and in proportion to their Percentage Interests, distributions payable in cash in such amounts, if any, as the Designated Manager shall declare. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Members on account of their interests in the Company if such distribution would violate the LLC Act or any other applicable law or any Transaction Document.

Section 5.3. Rights on Dissolution or Winding Up.

(a) In the event of any dissolution and winding up of the Company, the Members shall be entitled to all remaining assets of the Company available for distribution to the Members after satisfaction (whether by payment or reasonable provision for payment) of all liabilities, debts and obligations of the Company in accordance with Section 8.4.

(b) Neither the sale of all or substantially all of the property or business of the Company, nor the merger or consolidation of the Company into or with another Person or other entity, shall cause a dissolution of the Company, voluntary or involuntary, for the purpose of this Section 5.3.

Section 5.4. Transfer of Membership Interests.

(a) Upon the written consent of the Designated Manager in its sole discretion, a Member may transfer its Membership Interest, in whole or in part, but the transferee shall not be admitted as a Member except in accordance with Section 5.5. Until the transferee is admitted as a Member, the transferring Member shall continue to be a Member of the Company (subject to Section 4.2) and to be entitled to exercise any rights or powers of a Member of the Company with respect to the Membership Interest transferred. Notwithstanding anything contained herein to the contrary and to the fullest extent permitted by law, a Member may not transfer any Membership Interest in violation of any provision of this Agreement or in violation of any applicable federal or state securities laws and no transfer will be permitted if such transfer would (i) result in the Company’s assets being considered “plan assets” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, (ii) result in a violation of any applicable federal or state securities law, (iii) require the Company to register as an investment company under the Investment Company Act, (iv) unless waived by the affected Person, require the Company, the Designated Manager or any Affiliate thereof to register as an investment adviser under the Advisers Act, (v) result in a termination of the Company’s status either as a disregarded entity or as a partnership that is not a publicly traded partnership for tax purposes, (vi) result in such Membership Interest (or interest therein) being acquired or owned by any Person that is classified for U.S. federal income tax purposes as a disregarded entity (unless the beneficial owner for U.S. federal income tax purposes of the disregarded entity is a corporation, other than a subchapter S corporation, or is otherwise taxable as a corporation), partnership, subchapter S corporation or grantor trust unless such Person obtains an opinion of counsel that such transfer will not cause the Company to be treated as a publicly traded partnership taxable as a corporation, (vii) result in a violation of any law, rule or regulation by the Company or result in the breach of any obligations of the Company relating to transfers set forth in the Transaction Documents, (viii) be inconsistent with Section 3.1, or (ix) result in such Membership Interest (or interest therein) being acquired or owned by any Person other than a qualified institutional buyer as defined in Rule 144A under the Securities Act or a Person (other than any rating organization rating the Company’s securities) involved in the organization or operation of the Company or an affiliate, as defined in Rule 405 under the Securities Act, of such Person.

(b) The Designated Manager shall not consent to any transfer of a Membership Interest (or portion thereof) unless (i) it shall have received an executed Membership Interest Transfer Certificate from the proposed transferee and such other instruments, certificates and opinions as the Designated Manager may reasonably request be provided, or cause to be provided, by the proposed transferor or the proposed transferee, and (ii) so long as any Obligations are outstanding, such transfer does not cause the Company to violate its obligations under the Transaction Documents.

(c) To the fullest extent permitted by law, any purported transfer of any Membership Interest in violation of the provisions of this Agreement shall be wholly void and shall not effectuate the transfer contemplated thereby.

Section 5.5. Admission of Transferee as Member. One or more additional Members of the Company may be admitted to the Company with the written consent of the Initial Member; provided, that so long as any Obligations are outstanding, no additional Member may be admitted to the Company except with the prior written consent of the Administrative Agent. An additional Member and a transferee of a Membership Interest desiring to be admitted as a Member must execute a counterpart of, or an agreement adopting, this Agreement. Provided the transfer complies with the provisions of Section 5.4, such admission shall be deemed effective at the time of the transfer designated by the Designated Manager and, if the transfer is of all of a Member’s Membership Interest, immediately following such admission, the transferor Member (in the case of a transfer of all of such transferor Member’s interest) shall cease to be a member of the Company. Upon admission of an additional Member or transferee as a Member, such additional transferee shall have the rights, powers and duties and shall be subject to the restrictions and obligations of a Member under this Agreement and the LLC Act.

ARTICLE 6

MANAGERS

Section 6.1. Managers.

(a) “Manager” means each Person designated as a Manager from time to time by the Majority Members, in their capacity as managers of the Company within the meaning of the LLC Act, including the Designated Manager and, solely where expressly provided herein, the Independent Manager. Subject to the terms of this Agreement, the Majority Members may determine at any time the number of Managers; provided, that, except while a vacancy is being filled as provided in Section 6.5, at all times that any Obligations are outstanding, the Company shall have at least one (1) Independent Manager appointed by the Majority Members. The initial number of Managers is two, the Designated Manager and the Independent Manager.

(b) So long as any Obligations are outstanding, the Majority Members shall cause the Company at all times to have at least one (1) Independent Manager who will be appointed by the Majority Members. The initial Independent Manager is Donald Puglisi. To the fullest extent permitted by applicable law, including Section 18-1101(c) of the LLC Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Manager shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 1.8. Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Member and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Member, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Manager shall not have any fiduciary duties to the Member or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, including Section 18-1101(e) of the LLC Act, an Independent Manager shall not be liable to the Company, the Member or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct. . An Independent Manager may only be removed for Cause. “Cause” means, with respect to the Independent Manager, (i) acts or omissions by the Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, the Independent Manager’s duties under this Agreement, (ii) that the Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to the Independent Manager, (iii) that the Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, (iv) that there is a material increase in the fees charged by the Independent Manager or any other material change adverse to the Company in the Independent Manager’s terms of service, or (v) that the Independent Manager no longer meets the definition of Independent Manager. No resignation or removal of an Independent Manager, and no appointment of a successor Independent Manager, shall be effective until such successor shall have accepted his, her or its appointment as an Independent Manager by a written instrument, and shall have executed a counterpart to this Agreement as required by Section 4.2(b). In the event of a vacancy in the position of Independent Manager, the Majority Members shall, as soon as practicable, appoint a successor Independent Manager. Notwithstanding anything to the contrary contained in this Agreement, the Independent Manager shall not be removed or replaced unless the Company provides the Administrative Agent with no less than two (2) business days’ prior written notice of (a) any proposed removal of such Independent Manager, and (b) the identity of the proposed replacement Independent Manager, together with a certification that such replacement satisfies the requirements for an Independent Manager set forth in this Agreement. All right, power and authority of an Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Manager shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. The Company shall pay, directly or indirectly, the Independent Manager’s annual fee. Such fee shall be determined without regard to the income of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company.

(c) Except as otherwise expressly provided in Section 1.8, the Designated Manager shall have full and exclusive management and control of the business of the Company and shall make all decisions affecting the business and affairs of the Company and take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein and shall (i) be responsible for the day-to-day operation and management of the business and affairs of the Company and (ii) make all decisions, and take or cause to be taken all such actions, on behalf of the Company or otherwise as are necessary in connection with the operation and management of the Company in the ordinary course of business. The Designated Manager is an agent of the Company’s business, and the actions of the Designated Manager taken in such capacity and in accordance with this Agreement shall bind the Company. The Members, as such, shall not take part in the management of the Company except as otherwise expressly provided in this Agreement.

(d) Only the Designated Manager shall have the authority to bind the Company and no Member, in its capacity as such, nor any Independent Manager, shall have the authority to bind the Company; provided, that the Designated Manager may delegate such authority to any other Person at any time the Designated Manager deems necessary and appropriate.

(e) The Initial Member hereby appoints Corporate Capital Trust, Inc., a Maryland corporation, to act as Designated Manager hereunder and Corporate Capital Trust, Inc. hereby accepts such appointment and agrees to act as Designated Manager hereunder. The Initial Member hereby appoints Donald Puglisi as Independent Manager hereunder and Donald Puglisi hereby accepts such appointment and agrees to act as Independent Manager hereunder. Each Manager, including the Independent Manager, is hereby deemed to be a “manager” of the Company within the meaning 18-101(10) of the LLC Act. The Designated Manager designated by the Majority Members shall hold office until a successor is elected and qualified and accepts such appointment or until such Manager’s earlier death, resignation, expulsion or removal. Each Manager shall be obliged to devote only as much of their time to the Company’s business as shall be reasonably required in light of the Company’s business and objectives. A Manager shall perform his, her or its duties as a Manager in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent Person in a like position would use under similar circumstances.

Section 6.2. Powers of the Designated Manager. Subject to Section 1.8 the Designated Manager shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Designated Manager to be necessary or appropriate to effectuate the business, purposes and objectives of the Company. Without limiting the generality of the foregoing, the Designated Manager shall have the power and authority to:

(i) bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise; and

(ii) execute all documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company, including all documents, agreements and instruments related thereto and the consummation of all transactions contemplated thereby.

The expression of any power or authority of the Designated Manager in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

Section 6.3. Designated Manager as Attorney-in-Fact. Provided that the approvals required under Section 1.8 with respect thereto, if any such approvals are then so required, have been obtained, each of the Members hereby irrevocably makes, constitutes and appoints the Designated Manager, with full power of substitution and resubstitution, its true and lawful attorney-in-fact, for it and in its name, place, and stead and for its use and benefit, to make, sign, execute, certify, acknowledge, swear, file, and record: (a) all limited liability company certificates, and assumed name or similar certificates which the Designated Manager deems necessary in its reasonable discretion to be filed by the Company under the laws of the State of

Delaware or any other state or jurisdiction in which the Company is doing or intends to do business; (b) any and all amendments, restatements or changes to the instruments described in clause (a), as now or hereafter amended, which the Designated Member may deem necessary in its reasonable discretion to effect a change or modification of the Company in accordance with the terms of this Agreement, including amendments, restatements or changes to reflect (i) any amendments adopted by the Members in accordance with the terms of this Agreement and (ii) the disposition by any Member of its interest in the Company; (c) all certificates of cancellation and other instruments which the Designated Manager deems necessary in its reasonable discretion to effect the dissolution and termination of the Company pursuant to the terms of this Agreement; and (d) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Company. Each of the Members authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall reasonably consider necessary in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Member might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

Section 6.4. Compensation. Each Manager shall receive such reasonable compensation for its services as may be agreed from time to time by such Manager and the Designated Manager on behalf of the Company, with the consent of the Majority Members with respect to any such compensation to be paid to the Designated Manager. To the extent permitted by applicable law, the Company may pay, or reimburse any Manager for, out-of-pocket expenses incurred by such Manager in connection with its services rendered to the Company. Any such compensation, payment or reimbursement shall be determined by the Designated Manager without regard to the income of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company. No such compensation, payment or reimbursement shall preclude the Designated Manager from serving the Company in any other capacity and receiving compensation therefor.

Section 6.5. Removal of Managers.

(a) Subject to Sections 1.7(y), 6.1 and 6.6, the Majority Members may remove any Manager with or without cause at any time.

(b) Subject to Sections 1.7(y), 6.1 and 6.6, any removal of a Manager shall become effective on such date as may be specified by the Majority Members in a notice delivered to the removed Manager, any remaining Managers and the replacement Manager designated to replace the removed Manager provided that the removal of a Manager in any event shall not be effective on a date earlier than the date such notice is delivered and the replacement Manager accepts such appointment. Should a Manager be removed who is also the Member, the Member shall continue to participate in the Company as a Member and receive its share of the Company’s income, gains, losses, deductions and credits pursuant to this Agreement.

Section 6.6. Resignation of Manager. A Manager, other than an Independent Manager, may resign as a Manager at any time by 30 days’ prior written notice to the Members. To the fullest extent permitted by law, no Independent Manager may withdraw or resign as a Manager of the Company without the consent of the Majority Members and any such withdrawal or resignation shall be subject to Section 6.1(b). Upon any removal or resignation of the Designated Manager, the Member owning the largest Percentage Interest in the Company shall assume all power and authority given to the Designated Manager under this Agreement until such time as the Majority Members select a replacement Designated Manager.

Section 6.7. Meetings of the Managers. The Managers may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Managers may be held without notice at such time and at such place as shall from time to time be determined by the Designated Manager. Special meetings of the Managers with respect to matters which require the action, vote or consent of the Independent Manager may be called by the Designated Manager on not less than one day’s notice to each Manager by telephone, facsimile, mail, email or any other means of communication, and special meetings shall be called by the Designated Manager in like manner and with like notice upon the written request of any one or more of the Managers. The Independent Manager need not participate in any such meeting except if the meeting relates to matters on which the action, vote or consent of the Independent Manager is required hereunder. Notwithstanding any other provision in this Agreement and for the avoidance of doubt but subject to Section 1.8 hereof, actions permitted to be taken by the Designated Manager without any action, vote or consent of the Independent Manager may be taken by the Designated Manager without need to call a meeting or any notice to, or any vote of, the Independent Manager with respect thereto. Furthermore, any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting if all Managers required for such action to be taken under this Agreement consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Company.

Section 6.8. Electronic Communications. Managers may participate in meetings of the Managers by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 6.9. Limitations on the Independent Manager. All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.

ARTICLE 7

EXPENSES

Section 7.1. Expenses. Except as otherwise provided in this Agreement or the Transaction Documents, the Company shall be responsible for all expenses and the allocation thereof (and shall reimburse any such expenses incurred by a Member or by the Designated Manager on behalf of the Company) including without limitation:

(a) all expenses incurred by the Initial Member in forming the Company;

(b) all expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Members of checks, wire transfers, financial reports, tax returns and notices required pursuant to this Agreement;

(c) all costs, fees and expenses of consultants, custodians, bankers, legal counsel and accountants, and similar outside advisors, incurred in connection with the administration of the Company or incurred by the Company pursuant to or in connection with the Transaction Documents or the Contributed Assets;

(d) all expenses incurred in connection with identifying, evaluating, or consummating the acquisition of the Collateral by the Company or incurred by the Company in connection with holding, pledging, managing, servicing, administering and exercising rights and remedies with respect to the Contributed Assets;

(e) all costs and expenses of maintaining qualification of the Company to do business in the State of Delaware and any other states in which it conducts business;

(f) any taxes, fees or other charges levied against the Company or on its income or assets or in connection with its business or operations by any governmental authority;

(g) all costs, fees and expenses of any litigation, arbitration, investigations, or filings with respect to the Company or in which the Company becomes involved by reason of any of its investments, or otherwise;

(h) all expenses for indemnity or contribution payable by the Company to any Person;

(i) all costs, fees and expenses incurred in connection with the collection of amounts due to the Company from any Person;

(j) all costs, fees and expenses incurred in connection with the preparation of amendments, modifications, waivers or consents with respect to this Agreement;

(k) all costs, fees and expenses incurred in connection with the liquidation, dissolution and winding up of the Company; and

(l) all costs, fees and expenses otherwise allocated in good faith to the Company by the Designated Manager.

ARTICLE 8

DISSOLUTION AND WINDING-UP

Section 8.1. Dissolution.

(a) The Company shall be dissolved and its affairs shall be wound up upon the occurrence of the earliest of the following events:

(i) subject to Section 1.8, the election to dissolve the Company made in writing by the Members and each Manager, including the Independent Manager, provided any such dissolution does not then violate the Transaction Documents;

(ii) the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company unless the Company is continued without dissolution in a manner permitted by the LLC Act or this Agreement; or

(iii) the entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the LLC Act.

(b) The death, incapacity, retirement, resignation, expulsion, bankruptcy, liquidation, termination or dissolution of any Member of the Company or the occurrence of any other event that terminates the continued membership of any Member of the Company shall, in and of itself, not cause the Company to be dissolved or its affairs to be wound up, and upon the occurrence of any such event the Company shall be continued without dissolution. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to this Agreement or (ii) the resignation of the Member and the admission of an additional member pursuant to this Agreement), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company. Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution and it shall not be wound up. To the fullest extent permitted by law, each Member of the Company hereby waives any right that it may have under applicable law to reject this Agreement (as an executory contract or otherwise) in any proceeding involving or relating to the Bankruptcy of the Members or any Special Member of the Company, or the occurrence of an event that causes any Member or a Special Member to cease to be a member of the Company.

Section 8.2. Accounting. In the event of the dissolution and winding up of the affairs of the Company, a proper accounting shall be made of the Net Income or Net Loss of the Company from the date of the last previous Accounting Period to the date of dissolution.

Section 8.3. Winding Up, Liquidation and Distribution of Assets. Upon the occurrence of any event specified in Section 8.1(a), the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, and, so long as any Obligations are outstanding, in accordance with the Transaction Documents, retaining its assets and servicing its indebtedness or liquidating its assets and satisfying the claims of its creditors, as applicable. The Designated Manager shall be responsible for overseeing the winding up and, if applicable, liquidation of the

Company and shall take full account of the liabilities of the Company and its assets. If the Company is being liquidated, the Designated Manager shall either cause its assets to be sold or distributed, and, if sold, as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 8.4. The expenses incurred by the Designated Manager in connection with winding up the Company, all losses or liabilities of the Company incurred in accordance with the terms of this Agreement, and reasonable compensation for the services of the Designated Manager in connection with such winding up shall be borne by the Company. The Designated Manager shall not be liable to the Members or any other Person for any loss attributable to any act or omission of the Designated Manager taken in good faith in connection with the liquidation of the Company and distribution of its assets. The Designated Manager may consult with counsel and accountants with respect to the winding up, retention of assets and servicing of indebtedness or liquidation of the Company and distribution of its assets, as applicable, and shall be justified in acting or omitting to act in accordance with the advice or opinion of such counsel or accountants, provided they shall have been selected with reasonable care.

Section 8.4. Order of Payment of Liabilities Upon Dissolution.

(a) The Designated Manager shall distribute the proceeds of the liquidation of the Company’s assets and any other remaining, unliquidated assets in the following order of priority:

(i) to the creditors of the Company, excluding Members who are creditors in satisfaction of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof);

(ii) to Members who are creditors of the Company in satisfaction of Company liabilities, indebtedness and other obligations, including, without limitation, the repayment of principal of and interest on loans made by Members to the Company (whether by payment or the making of reasonable provisions for payment thereof); and

(iii) to the Members according to their respective Percentage Interest.

(b) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by the Designated Manager. Such assets shall be deemed to have been sold as of the date of dissolution for their fair market value.

(c) Except as provided by law or as expressly provided in this Agreement, upon dissolution of the Company, each Member shall look solely to the assets of the Company for the return of its capital contribution. If the Company property remaining after the payment or discharge of the debts, liabilities and other obligations of the Company is insufficient to return the cash contribution of one or more Members, such Member or Members shall have no recourse against any other Member.

Section 8.5. Certificate of Cancellation. When all debts, liabilities and Obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed and filed by the Designated Manager in accordance with the LLC Act. Upon the filing with the Secretary of State of the State of Delaware of a certificate of cancellation of the Certificate of Formation, the Company shall terminate.

ARTICLE 9

INDEMNIFICATION

Section 9.1. Exculpation. None of any Member, any Special Member, any Manager, any authorized person or any director, officer, employee, representative, agent or Affiliate of any Member, any Special Member or any Manager (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person who is bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Company, except that a Covered Person shall be liable for any such loss, damage or claim incurred as direct result of such Covered Person’s fraud, gross negligence or willful misconduct.

Section 9.2. Indemnification. Subject to the provisions of Section 9.4 hereof, to the fullest extent permitted by law, the Company shall indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of any act or omission of such Covered Person or by reason of the fact that such Covered Person is or was a Covered Person, against any loss, damage, claim or expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such Covered Person in connection with the defense or settlement of the actions or suit if such Covered Person acted in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Company, provided that such Covered Person shall not be entitled to indemnification if such loss, damage, claim or expenses was directly caused by such Covered Person’s fraud, gross negligence or willful misconduct. Indemnification may not be made for any claim, issue or matter as to which such Covered Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; provided that any indemnity under this Section 9.2 by the Company shall be provided out of and to the extent of Company assets only, and none of the Members, the Special Members or any Manager shall have personal liability on account thereof; and provided further, that so long as any Obligations are outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) in respect of any indemnity under this Agreement shall be payable from amounts allocable to any other Person pursuant to the Transaction Documents. Any Covered Person entitled to indemnification pursuant to this Section 9.2 shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such indemnified Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value, amount of assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

Section 9.3. Further Indemnity. To the fullest extent permitted by law, the Company shall indemnify any Person who is or was a Covered Person, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2 or in defense of any claim, issue or matter therein.

Section 9.4. Expenses. Any indemnification under Sections 9.2 and 9.3, as well as the advance payment of expenses permitted under Section 9.5 unless ordered by a court or advanced pursuant to Section 9.5 below, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. The determination must be made:

(a) by the Designated Manager if the Designated Manager was not a party to the act, suit or proceeding; or

(b) if the Designated Manager was a party to the act, suit or proceeding, either by all of the Members owning Percentage Interests in the Company or by independent legal counsel in a written opinion.

Section 9.5. Advance Payment of Expenses. To the fullest extent permitted by law, the expenses of each Person who is or was a Covered Person, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such Person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such Person is not entitled to be indemnified by the Company. The provisions of this Section 9.5 shall not affect any rights to advancement of expenses to which personnel other than the Members, the Special Members or a Manager (other than any Independent Manager) may be entitled under any contract or otherwise by law.

Section 9.6. Other Arrangements Not Excluded. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 9:

(a) does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any agreement, decision of the Member or otherwise, for either an action of any Covered Person, in the official capacity of such Person or an action in another capacity while holding such position, except that indemnification and advancement, unless ordered by a court or advanced pursuant to Section 9.5 above, may not be made to or on behalf of such Person if a final adjudication established that its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action; and

(b) continues for a Person who has ceased to be a Covered Person and inures to the benefit of the successors, heirs, executors and administrators of such a Person.

ARTICLE 10

MISCELLANEOUS PROVISIONS

Section 10.1. Amendments. This Agreement may be amended or modified in writing at any time by the Designated Manager with the consent of the Majority Members; provided, that so long as any Obligations are outstanding, the Members shall not amend or modify any provision of Sections 1.5, 1.7, 1.8, 4.2(b), 5.5, 6.1(b), Article 8, Section 10.6 and this Section 10.1, without the prior written consent of each of the Administrative Agent and the Independent Manager.

Section 10.2. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.3. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.5. Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the Members, and their permitted successors and assigns.

Section 10.6. Enforcement by Managers. Notwithstanding any other provision of this Agreement, each Member and Special Member agree that this Agreement constitutes a legal, valid and binding agreement of such Member and Special Member, and is enforceable against such Member and Special Member by the Designated Manager or by the Independent Manager, as appropriate, in accordance with its terms.

Section 10.7. Waiver of Partition; Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Members and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to this Agreement.

Section 10.8. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior negotiations, understandings, communications and agreements in regard hereto.

Section 10.9. Effectiveness. Pursuant to Section 18-201(d) of the LLC Act, this Agreement shall be effective as of the date set forth above.

Section 10.10. Counterparts. This Agreement may be executed and delivered in counterparts (including by facsimile or other electronic transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, this Agreement is hereby executed by each of the undersigned and is effective as of the date first set forth above.

Initial Member:	CORPORATE CAPITAL TRUST, INC., a Maryland corporation

	By:	/s/ Andrew Hyltin
Name: Andrew A. Hyltin
Title: President and Chief Executive Officer

CCT Funding LLC

Limited Liability Company Agreement

Independent Manager:

/s/ Donald Puglisi
Donald Puglisi, as Independent Manager and Special Member

CCT Funding LLC

Limited Liability Company Agreement

Designated Manager:	CORPORATE CAPITAL TRUST, INC., a Maryland corporation

	By:	/s/ Andrew Hyltin
Name: Andrew A. Hyltin
Title: President and Chief Executive Officer

CCT Funding LLC

Limited Liability Company Agreement